ASIA GLOBAL HOLDINGS CORP.
A Nevada corporation

WRITTEN CONSEN TO ACTION
WITHOUT A MEETING
BY THE
BOARD OF DIRECTORS

(Authorizing Transfer Agent to Include Series A Preferred on Books; Issuance of Series A Preferred Shares)

We, the undersigned, being the sole members of the Board of Directors of Asia Global Holdings Corp., hereby adopt the following recitals and resolutions by their written consent thereto, effective as of September 6, 2007, hereby waiving all notice of and the holding of a meeting of the directors to act upon such resolutions.

Authorizing Transfer Agent to Include Series A Preferred on Books

RESOLVED, on October 26, 2006 the Company filed a Certificate of Designation with the Nevada Secretary of State creating Five Hundred Thousand (500,000) Shares of a class designated as Series A Convertible Preferred Stock; and

RESOLVED FURTHER, that it is in the best interest of the Company that the Company's Transfer Agent, Corporate Stock Transfer, be requested to include as part of the Company's Stock Records the Series A Convertible Preferred; and

RESOLVED FURTHER, the Officers of the Corporation are hereby authorized and directed to contact Corporate Stock Transfer and request the addition of the Series A Convertible Preferred Stock to the Company's Stock Records; and

RESOLVED FURTHER, the Officers of the Corporation are hereby authorized and directed to take any further actions necessary to implement the purpose of the resolutions stated herein above; and

Issuance of Series A Convertible Preferred Stock

RESOLVED, on August 18, 2006, the Company entered into an Employment Agreement with Michael Mak, which calls for the issuance of Five Hundred Thousand (500,000) Shares of Series A Convertible Preferred Stock as part of a bonus; and

RRESOLVED FURTHER, the Company is hereby authorizing the issuance of Five Hundred Thousand (500,000) Shares of Series A Preferred Stock to Mr. Michael Mak; and

RESOLVED FURTHER, the Officers of the Corporation are hereby authorized and directed to file the appropriate documents with the Secretary of State of Nevada to reflect the above amendment; and

RESOLVED FURTHER, the Officers of the Corporation are hereby authorized and directed to take any further actions necessary to implement the purpose of the resolutions stated herein above; and

RESOLVED FURTHER, the Secretary of the Corporation is hereby instructed to place a copy of these minutes in the Minute Book of the Corporation.

This consent is executed pursuant to the Revised Corporate Codes of Nevada.

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Michael Mak, Director

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John Leper, Director